Exhibit 5

PNC Center

1900 East 9th Street, Suite 3200

Cleveland, OH 44114-3482

T 216.621.0200

F 216.696.0740

www.bakerlaw.com

July 31, 2013

Ferro Corporation

6060 Parkland Boulevard

Mayfield Heights, Ohio 44124

Ladies and Gentlemen:

We have acted as counsel to Ferro Corporation, an Ohio corporation (the “Company”), with respect to the Company’s Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission on or about July 31, 2013, in connection with the registration under the Securities Act of 1933, as amended (the “Act”), by the Company of 4,400,000 shares of Common Stock, $1.00 par value per share (the “Common Stock”), of the Company to be offered and sold pursuant to the Company’s 2013 Omnibus Incentive Plan (the “Plan”).

We have examined such documents and such matters of fact and law as we deem necessary to render the opinions contained herein. In our examination, we have assumed, but have not independently verified, the genuineness of all signatures, the conformity to original documents of all documents submitted to us as certified, facsimile or other copies, and the authenticity of all such documents. As to questions of fact material to this opinion, we have relied on certificates or comparable documents of public officials and of officers and representatives of the Company.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Common Stock to be issued by the Company under the Plan, when issued and sold in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the General Corporation Law of the State of Ohio and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

Ferro Corporation

July 31, 2013

We hereby consent to the filing of this letter as Exhibit 5 to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Baker & Hostetler LLP